Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS PRELIMINARY UNAUDITED FISCAL 2015

FOURTH QUARTER AND FULL YEAR RESULTS

CHICAGO, March 29, 2016. Claire’s Stores, Inc. (the “Company”), one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids, today announced its preliminary unaudited financial results for the fiscal 2015 fourth quarter and fiscal year, which ended January 30, 2016.

The financial results discussed in this press release regarding the fiscal 2015 results are unaudited and should be considered preliminary and subject to change. The Company plans to file its 2015 Annual Report on Form 10-K on or before the due date of April 29, 2016.

Fourth Quarter Results

The Company reported net sales of $402.6 million for the fiscal 2015 fourth quarter, a decrease of $9.8 million, or 2.4% compared to the fiscal 2014 fourth quarter. The decrease was attributable to an unfavorable foreign currency translation effect of our non-U.S. net sales, the effect of store closures, decreased shipments to franchisees and a decrease in same store sales, partially offset by concession and new store sales. Net sales would have increased 1.0% excluding the impact of foreign currency exchange rate changes.

Consolidated same store sales decreased 0.2%, with North America same store sales increasing 0.7% and Europe same store sales decreasing 1.6%. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates.

Gross profit percentage decreased 10 basis points to 49.7% during the fiscal 2015 fourth quarter versus 49.8% for the prior year quarter. This reduction in gross profit percentage consisted of a 110 basis point decrease in merchandise margin, partially offset by a 70 basis point decrease in occupancy costs and a 30 basis point decrease in buying and buying-related costs. The decrease in occupancy costs, as a percentage of net sales, was primarily caused by the leveraging effect of concession store sales, which do not have associated occupancy costs.

Selling, general and administrative expenses decreased $1.7 million, or 1.4%, compared to the fiscal 2014 fourth quarter. As a percentage of net sales, selling, general and administrative expenses increased 30 basis points. Selling, general, and administrative expenses would have increased $2.6 million excluding a favorable $4.3 million foreign currency translation effect. Besides the foreign currency translation effect, the remainder of the increase was primarily due to increased concession store commission expense, partially offset by lower compensation and related expenses.

Adjusted EBITDA in the fiscal 2015 fourth quarter was $80.6 million compared to $84.7 million last year. Adjusted EBITDA would have been $88.5 million excluding both foreign currency translation effect and the unfavorable foreign exchange effect on merchandise margin in the fourth quarter of 2015. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, and asset impairments. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other items. A reconciliation of net loss to Adjusted EBITDA is attached.

As of January 30, 2016, cash and cash equivalents were $18.9 million. The Company had $42.2 million drawn on its Credit Facilities and an additional $119.2 million of borrowing availability under its Credit Facilities as of January 30, 2016. The fiscal 2015 fourth quarter cash balance decrease of $5.0 million consisted of positive impacts of $80.6 million of Adjusted EBITDA and $31.6 million from seasonal working capital, offset by $79.3 million from net payments under the Credit Facilities, reductions for $28.1 million of cash interest payments, $6.0 million of capital expenditures and $3.8 million for tax payments and other items.

In connection with the Company’s annual assessment of impairment of goodwill and other indefinite-lived intangible assets, we recorded an estimated goodwill impairment charge of $126.4 million during the 2015 fourth quarter. The Company also recorded an estimated impairment charge of $29.0 million for identifiable intangible assets and $1.1 million for long-lived assets. These estimated impairment charges should be considered preliminary and subject to change. These estimated impairment charges are non-cash, and do not affect any of the terms of the Company’s Credit Facilities or Indenture agreements, and do not have any effect on our liquidity or cash flow.

Fiscal 2015 Results

Fiscal 2015 net sales were $1.4 billion, a decrease of $91.4 million, or 6.1% compared to fiscal 2014. Consolidated same store sales decreased 1.2% in fiscal 2015. In North America, same store sales decreased 0.1% in fiscal 2015 while Europe same store sales decreased 3.0%. Net sales would have decreased 0.7% excluding the impact from foreign currency rate changes.

In connection with the Company’s annual assessment of impairment of goodwill and other indefinite-lived intangible assets, we recorded an estimated goodwill impairment charge of $126.4 million during the 2015 fourth quarter. The Company also recorded an estimated impairment charge of $29.0 million for identifiable intangible assets and $1.1 million for long-lived assets. These estimated impairment charges should be considered preliminary and subject to change. These estimated impairment charges are non-cash, and do not affect any of the terms of the Company’s Credit Facilities or Indenture agreements, and do not have any effect on our liquidity or cash flow. The estimated impairment charge will be finalized prior to the filing of the 2015 Annual Report on Form 10-K.

Adjusted EBITDA in fiscal 2015 was $217.3 million, compared to $248.0 million in fiscal 2014. Adjusted EBITDA would have been $245.5 million excluding both foreign currency translation effect and the unfavorable foreign exchange effect on merchandise margin in fiscal 2015. Net loss for Fiscal 2015 was $147.6 million. A reconciliation of net loss to Adjusted EBITDA is attached.

Store Count as of:	January 30, 2016	October 31, 2015	January 31, 2015
North America	1,741	1,793	1,837
Europe	1,126	1,133	1,161

Subtotal Company-operated	2,867	2,926	2,998

Franchise	539	530	442

Total global stores	3,406	3,456	3,440

Concession stores	709	703	130

Conference Call Information

The Company will host its fourth quarter conference call on Wednesday, March 30, at 10:00 a.m. (Eastern Time). To connect, please dial 888-790-4233 (domestic) or 210-839-8201 (international). The password is “Claires.” An audio replay will be available through April 30, 2016, by dialing 800-388-4923 (domestic) or 203-369-3800 (international). The password is 96582. The conference call will also be webcast and archived until April 30, 2016 on the Company’s corporate website at www.clairestores.com, where it can be accessed by clicking the “Financial” tab and choosing the “Events” link.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its stores under two brand names: Claire’s® and Icing®. As of January 30, 2016, Claire’s Stores, Inc. operated 2,867 stores in 17 countries throughout North America and Europe, excluding concession store locations. The Company franchised 539 stores in 30 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America, and Southern Africa. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through other channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our company-operated store base, expand our international store base through franchise or similar licensing arrangements or expand our store base through store concessions; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including laws and regulations governing the sale of our products, particularly regulations relating to heavy metals and chemical content in our products; changes in anti-bribery laws; changes in employment laws, including laws relating to overtime pay, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 filed with the SEC on April 8, 2015. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(PRELIMINARY AND UNAUDITED)

(In thousands)

FOURTH FISCAL QUARTER

	Three Months Ended January 30, 2016	Three Months Ended January 31, 2015
Net sales	$402,601	$412,410
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	202,415	207,212

Gross profit	200,186	205,198

Other expenses:
Selling, general and administrative	125,926	127,659
Depreciation and amortization	14,952	16,214
Impairment of assets	156,521 (1)	135,157
Severance and transaction-related costs	921	3,721
Other income, net	(3,404)	(4,845)

	294,916	277,906

Operating loss	(94,730)	(72,708)
Interest expense, net	55,056	54,270

Loss before income tax benefit	(149,786)	(126,978)
Income tax benefit	(2,158)	(533)

Net loss	$(147,628)	$(126,445)

FISCAL YEAR TO DATE

	Twelve Months Ended January 30, 2016	Twelve Months Ended January 31, 2015
Net sales	$1,402,860	$1,494,251
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	734,067	767,459

Gross profit	668,793	726,792

Other expenses:
Selling, general and administrative	473,755	505,488
Depreciation and amortization	60,604	73,583
Impairment of assets	156,521 (1)	135,157
Severance and transaction-related costs	1,948	8,236
Other income, net	(8,055)	(7,132)

	684,773	715,332

Operating income (loss)	(15,980)	11,460
Interest expense, net	219,816	217,179

Loss before income tax expense	(235,796)	(205,719)
Income tax expense	2,058	6,259

Net loss	$(237,854)	$(211,978)

(1)	Represents estimated impairment charges recorded in connection with the Company’s annual assessment of impairment of goodwill, other indefinite-lived intangible assets and long-lived assets.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(PRELIMINARY AND UNAUDITED)

	January 30, 2016	January 31, 2015
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents inclusive of restricted cash of $0 and $2,029, respectively	$18,871	$29,415
Inventories	151,954	145,908
Prepaid expenses	15,676	17,349
Other current assets	26,254	27,474

Total current assets	212,755	220,146

Property and equipment:
Furniture, fixtures and equipment	245,954 (1)	248,162
Leasehold improvements	310,021 (1)	324,306

	555,975	572,468
Less accumulated depreciation and amortization	(383,334)	(365,036)

	172,641	207,432

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(5,416)	(4,514)

	12,639	13,541

Goodwill	1,300,503 (1)	1,426,899
Intangible assets, net of accumulated amortization of $74,683 and $70,374, respectively	470,227 (1)	510,362
Other assets	44,445	47,948

	1,815,175	1,985,209

Total assets	$2,213,210	$2,426,328

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Revolving credit facilities	$41,059	$—
Trade accounts payable	73,133	69,826
Income taxes payable	6,165	1,780
Accrued interest payable	67,984	67,790
Accrued expenses and other current liabilities	85,225	93,505

Total current liabilities	273,566	232,901

Long-term debt	2,351,072	2,346,229
Obligation under capital lease	16,712	16,954
Deferred tax liability	104,383	113,215
Deferred rent expense	36,144	35,265
Unfavorable lease obligations and other long-term liabilities	12,996	13,538

	2,521,307	2,525,201

Commitments and contingencies
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	618,831	619,325
Accumulated other comprehensive loss, net of tax	(49,239)	(37,698)
Accumulated deficit	(1,151,255)	(913,401)

	(581,663)	(331,774)

Total liabilities and stockholder’s deficit	$2,213,210	$2,426,328

(1)	Includes estimated impairment charges recorded in connection with the Company’s annual assessment of impairment of goodwill, other indefinite-lived intangible assets and long-lived assets.

Net Loss Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net income (loss), adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(PRELIMINARY AND UNAUDITED)

(In Thousands)

	Three Months Ended January 30, 2016	Three Months Ended January 31, 2015	Twelve Months Ended January 30, 2016	Twelve Months Ended January 31, 2015
Net loss	$(147,628)	$(126,445)	$(237,854)	$(211,978)
Income tax expense	(2,158)	(533)	2,058	6,259
Interest expense	55,059	54,278	219,847	217,215
Interest income	(3)	(8)	(31)	(36)
Impairment of assets (a)	156,521	135,157	156,521	135,157
Depreciation and amortization	14,952	16,214	60,604	73,583
Amortization of intangible assets	1,118	939	3,652	3,888
Stock compensation, book to cash rent (b)	381	1,064	2,406	3,761
Management fee (c)	830	675	3,215	3,060
Other (d)	1,507	3,317	6,895	17,061

Adjusted EBITDA	$80,579	$84,658	$217,313	$247,970

a)	Represents estimated impairment charges recorded in connection with the Company’s annual assessment of impairment of goodwill and other indefinite-lived intangible assets.
b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.
c)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners.
d)	Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures and non-cash asset write-offs; other payments associated with store closures; costs, including third party charges, compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; store pre-opening costs; and severance and transaction related costs.